EXHIBIT 99.2

March 31, 2005



FOR IMMEDIATE RELEASE
SCHAUMBURG, IL

              PLIANT IS GROWING AGAIN AND INVESTING FOR THE FUTURE

Dear Customers, Investors, Suppliers and Employees,

Fiscal 2004 was a great year for Pliant's operations in many ways. We grew sales to record levels and improved EBITDA -- all in a very challenging resin environment. This is a direct testament to the validity of the company's core operating business plans, the implementation strength of the executive team, the dedicated efforts of our employees and the satisfaction of our customers. Our executive team is very focused and we delivered against almost every key operating metric that we set for ourselves. While EBITDA increased, we continue to incur net losses resulting primarily from our interest expenses.

o    OPERATING FINANCIAL PERFORMANCE IMPROVED AND CONTINUES TO GAIN MOMENTUM

          o 2004 Sales Increased - Net sales from continuing operations increased in 2004 to a record level $968.7 million, up $74.2 million, or 8.3%, from 2003. This improvement was driven by a 4.2% increase in sales volumes.

          o 2004 Segment Profit Increased - Segment profit increased to $94.6 million in 2004, up from $91.2 million in 2003, despite a 29% increase in our average resin costs from December of 2003 to December of 2004.

          o 2004 Net Losses Increased - Despite these operating gains, net losses from continuing operations increased from a loss of $93.0 million in 2003 to a loss of $96.2 million in 2004. One key factor in these results was a change in accounting whereby $35.3 million of dividends and accretion on our preferred stock is now recognized as interest expense.

          o 2005 Guidance - We believe Pliant will have a strong 2005 and our operating momentum will continue. We are making a conservative resin assumption for 2005. Our EBITDA rollup is over $120 million but we are taking a conservative resin assumption again for 2005. We are planning on a negative hit to our P&L due to resin and we are issuing 2005 guidance of $110 million of EBITDA.

          o 1st quarter 2005 - Our results for the first quarter of 2005 are on plan.

o    RESIN IS A BIG DEAL TO OUR FINANCIALS AND WE ARE MANAGING IT AGGRESSIVELY

          o Price/cost margin squeeze - about half of Pliant's business is contractual and half of it is transactional. In times of resin price increases, many of our contracts have terms which cause selling price increases to lag resin price cost increases. This happened in the calendar year of 2004.

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          o    Cost of net waste - all  extrusion/conversion  processes generate net waste and we have over 350 equipment centers in our company. Net waste is expensed to the P&L and as the price of each pound of resin increases, so does the cost of each pound of net waste that we generate. We have made a lot of progress on waste reduction to mitigate this effect but it is an economic fact that is strong and evident in our P&L.

          o Sales commissions - Some of the company's selling contracts are based on a percent of sales. Higher resin prices drive higher commissions with no additional benefit to the company. We are working to better synchronize the agreements with our commissioned sales reps with our value-added sales growth.

          o Working capital - Higher resin prices drive a proportional increase in raw material inventory, finished goods inventory, and accounts receivable. These factors caused an increase in our working capital levels in 2004, which we in part offset in 2004 by improving our inventory turns and we will continue in these efforts in 2005.

o OPERATIONAL EXCELLENCE PROGRAM DELIVERED BIG RESULTS AND CONTINUES TO GAIN MOMENTUM

     Led by Dave Corey, our Chief Operating Officer, our operating team performed extremely well during 2004 and delivered around $17 million in operational excellence cost improvements. We implemented a uniform set of metrics across the operations and the results were very impressive.

          o Gross waste- Pliant reduced its gross waste rate by 12% during the year - from 12.2% in 2003 to 10.7% in 2004. A similar reduction is planned for 2005.

          o Net waste - Pliant decreased its net waste rate by 17% during the year - from 8.2% in 2003 to 6.8% in 2004. A similar reduction is planned for 2005.

     Our operating team has strong momentum and we are expanding our scope and efforts to achieve continuous improvement along our chosen metrics. At the end of 2004, we significantly expanded our funding of high payback capex-based projects and we have already approved $34 million of capex projects for 2005. This compares to capex spending in 2004 of $24 million. We have already ordered the equipment needed for the majority of this $34 million capex program and it will benefit 2005 and 2006. The program is centered on value-added growth capacity and leading edge operational performance. We are very excited about our programs.

o    PEOPLE TOPGRADING IS GOING WELL

     We want the best people to work at Pliant and we are proud of the strength of our team. We have supplemented our team with new hires and we hired many people in 2004. Key executive hires in 2004 include: Keith Brechtelsbauer, Vice President of Marketing; Gail Becke, Technical Director for Personal Care; and Jim Kaboski, Vice President of Strategy and Business Development. In fact, we hired 309 people in 2004 - 84 salaried people and 225 hourly people. Our momentum continues and we have already hired 66 people in the first quarter of 2005 - 23 salaried people and 43 hourly people. We are on pace to hire about 250 people in 2005 and intend to do so. Our salaried headcount additions are centered on technical and marketing positions. We initiated college recruiting at 5 colleges in 2004 for technical employees. We are very serious about our feeder programs targeting new employees for growth and technical positions, and we are making great progress. Led by Mike Bly, we have made tremendous progress in a short amount of time. We are creating and staffing more organic growth programs and more innovation programs that ever before at Pliant.

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o    RESTRUCTURED PORTIONS OF THE BUSINESS

     One of the elements of the improvement effort at Pliant is to restructure some of the underperforming areas. This is also a priority for our executive team and we successfully accomplished 4 programs in 2004.

          o Consolidated Rhode Island plant - we closed this outdated plant, upgraded equipment and moved volume to other plants. The total cost of this restructuring was about $2.1 million.

          o Rationalized the Pliant Solutions business- we sold this non-core business to a competitor in order to redeploy manufacturing assets and management attention to Pliant's core businesses.

          o Centralized customer service centers - Pliant now has 3 customer service centers for North America - one in the US, one in Canada and one in Mexico. We have closed 11 customer service departments. We are standardizing our customer service practices, improving our customer service tools and optimizing our customer service costs.

          o Rationalized over 90 customer accounts - we set deliberate guidelines for ourselves on exiting and replacing accounts that did not meet corporate objectives.

o    MADE BIG IMPROVEMENTS IN MEXICO PERFORMANCE

     Led by Bruce Underwood, we have eliminated the huge losses that were underway in late 2003 and we currently have the operation performing at breakeven. The turnaround of this operation has turned out to be harder than initially expected but we are making sustainable improvements for the long-term and we are proud of current operating momentum. Pliant still has untapped output capacity and earnings potential in this operation. We have confidence in our team and in their 2005 plan.

o    EXPANDED PLIANT'S INNOVATION AGENDA, GOALS AND FUNDING

     Led by Greg Gard, our SVP of Technology and Innovation, Pliant significantly expanded its Innovation programs and R&D spending in 2004.
     Pliant is committed to R&D leadership in film and printing in areas that matter to our customers. We hired many engineers in 2004 and plan to add more in 2005. As mentioned earlier, we made a corporate decision to initiate a college recruiting program with 5 colleges and the program includes intern positions, scholarships and full-time jobs. We are staffing and implementing the largest and most diverse Innovation program ever at Pliant.

          o New Product Samples - Pliant generates ~7,000 product samples per year. New product samples are very important in our business. The cost of this activity is at least $5 million per year and in 2004 we put in new control processes for our marketing and technical teams to optimize this massive effort.

          o Government R&D - Pliant is a valued film and packaging technology partner with the U.S. Government. We continue to obtain multi-million dollar R&D contracts for flexible packaging initiatives that both continue to keep Pliant on the cutting edge of technology and give enhanced packaging to the U.S. Government and, eventually, Pliant's commercial markets.

          o Key programs/initiatives - In 2004, Pliant focused attention on some main technology development programs including:

               o E-Beam Technology- We have commercialized applications for this value-added approach to packaging and have now ordered additional capacity for this growing technology.

               o Crystal Tubular(TM) Technology- This unique one-of-a-kind extrusion process will continue to insure value added products in our Industrial films division and other divisions. In 2004, we scoped out the process, equipment, and commercial justification to bring this technology on line in 2005.

               o Expanded Barrier Sealant Offerings- Led by Kevin Keneally and Dean Baker, Pliant significantly grew sales in its coextrusion business. Based on market growth information available from the Flexible Packaging Association, we tripled industry growth rates in 2004 for 5 and 7 layer films. These highly engineered film offerings continue to address key packaging performance criteria while increasing efficiencies at our customer base.

               o We initiated food packaging directives targeted at the following areas:

                    >> Enhanced Taste and Increased Shelf Life- The addition of flavor enhancers, scavengers, and anti-oxidants have been key focal areas.

                    >> High Barrier Flexible Packaging- Targeted developments with nano-materials, layering techniques, and enhanced polymers are creating new and improved alternatives for barrier packaging.

                    >> Tamper Evident Packaging- We have initiated programs incorporating sensors, RFID tags, and unique packaging structures to insure product safety in the load containment area.

               o Opened a new fully equipped development facility concentrated on power source packaging developments for efficient light weight power sources. Pliant will continue to concentrate R&D efforts in this arena in 2005 with an added focus on commercial opportunities.

                    >>   Pliant  won two  Flexible  Packaging  Association  Gold
                         Awards   for   packaging   excellence   and   technical
                         innovation in this area in 2004.

     More than ever before, we are committed to offering value-added solutions to our customers. As the sciences of film-making and printing advance, we believe flexible plastic packaging will continue to convert alternative forms of packaging to all-plastic film structures.

o    CREATED NEW VALUE-ADDED ORGANIZATIONS WITHIN PLIANT

     We have been revamping Pliant's leadership model and our functional areas to drive our business model with sustainable teams and a solid business infrastructure. We added several organizations completely from scratch in 2004 and are swapping out people while keeping our SG&A dollars flat. We measure our SG&A costs in dollars per pound and we are keeping SG&A flat at
     9.2 cents per pound in 2003, 2004 and in our 2005 plan. Three new functional departments were created in 2004.

          o Materials Engineering organization - led by Grant Gamble, this new organization's mission is to engineer resin-based costs to a minimum. In addition to all of the normal activities that you would expect, we are engineering some new break-through approaches to re-using our waste streams and minimizing the impact of normal, routine changeovers within the plants.

          o Supply Chain organization - led by Jim Harder, this new organization's mission is to optimize the use of the company's assets to industry-leading levels. We are synchronizing sales, production, inventory and freight with contemporary tools and people. We are measuring our performance better. We hired and staffed a capacity planning team and we are installing a state-of-the-art Transportation Management System.

          o Strategic Planning & Business Development - led by Jim Kaboski, this new organization's mission is to crystallize the company's forwarding looking growth and cost leadership plans and to initiate a proactive business development agenda aimed at solidifying Pliant's core value propositions and delivering the strategic promises that we make to our customers.

o    INSTALLATION OF VALUE-ADDED CAPACITY TO DRIVE GROWTH

     2004 was an important year for Pliant as we turned our full attention to organic growth via value-added products. We were very successful and we have many examples of this. We want to share 2 large scale programs that we implemented in 2004.

          o Led by Paul Franz, Fred Wampnar and Nathalie Boivin, we entered an entirely new market - retail cutter boxes. Anchored by a major club store chain, we expanded production at 3 plants, installed 3 new film extrusion lines, engineered a brand new film structure and implemented 2 new packaging/conversion centers. We rolled out this program during late 2004. We will have a large full year effect in 2005 from this growth initiative.

          o Led by Bob Maltarich, Kevin Howard and Glenn Harsh, we tremendously expanded our value-added products and production capacity for the stretch film markets. Our Revolution(R) stretch film continues to outperform the competition and prove that it is the lowest cost solution for load containment and pallet shipping.

o    ORDERED NEXT WAVE OF VALUE-ADDED GROWTH CAPACITY

     We have set our base plans to spend around $35 million of capex per year over the next five years. Our maintenance capex spending is about $6 million per year, so, the rest of the spending is on proactive projects for achieving operational excellence and growing value-added sales. Key programs underway are as follows:

          o    Installing two new 10 color process printing presses.

          o Installing a 7-layer cast embossed co-extrusion expansion that will deliver unique fractional gauge, in-line slitting capabilities and will be coupled with new highly efficient winding technology.

          o Installing a next generation electron beam polymer coating line. Electron beam coating technology offers significant advancements over traditional film constructions.

          o Installing two multi-layer layer blown extrusion lines to support the company's thrust into value-added films.

          o Installing a proprietary water quench process for superior film costs and performance.

          o    Installing   new   state-of-the-art   production   capacity   and
               capabilities in Germany to continuing the growth of our European business.

o    SUMMARY

     1. Our core business is strong. We are focused on organic growth and innovation. We grew the core business 4.2% in 2004 and we improved our EBITDA even in one of the worst resin environments on record.

     2. We have doubled our capital spending on value-added growth programs and high payback cost reduction programs. We have already ordered the majority of the equipment that we need for the program. This will add to late 2005 and 2006 momentum.

     3. We are set for a strong 2005. We will have a solid full year effect from many of the large 2004 improvement efforts. We are implementing a full slate of improvement efforts in 2005 and we are staffing our team more deeply to drive and ensure success. Our first quarter is tracking on our planned EBITDA for the year.

We are very excited about 2005 and we look forward to achieving the goals that we have set for ourselves, our customers and our investors.

Harold Bevis
President and Chief Executive Officer
Pliant Corporation


                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this release, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management's projection of future operating trends, are based upon current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. But, management's expectations, beliefs and projections may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2004. Such risks, uncertainties and other important factors include, among others:

          o    general  economic  and  business   conditions,   particularly  an
               economic downturn;

          o continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

          o    industry trends;

          o    risks of high leverage and any increases in our leverage;

          o    interest rate increases;

          o    changes in our ownership structure;

          o    raw material costs and availability, particularly resin;

          o    competition;

          o    the loss of any of our major customers;

          o    changes in demand for our products;

          o    new technologies

          o changes in distribution channels or competitive conditions in the markets or countries where we operate;

          o    costs   and/or    complications   of   integrating   any   future
               acquisitions;

          o    loss of our intellectual property rights;

          o foreign currency fluctuations and devaluations and political instability in our foreign markets;

          o    changes in our business strategy or development plans;

          o    availability, terms and deployment of capital;

          o    labor relations and work stoppages;

          o    availability of qualified personnel; and

          o increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release. We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

                                      # # #

Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 24 manufacturing and research and development facilities around the world and employs approximately 3,025 people.

CONTACTS:
Chris Sbertoli
Phone:  847-969-3348
Email:  chris.sbertoli@pliantcorp.com
Company Web Site:  www.pliantcorp.com